UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2005

CREE, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 25, 2005, Cree, Inc. (the “Company”), Sumitomo Corporation (“Sumitomo”) and Sumitomo Corporation of America (“SCOA”) entered into the Amended and Restated Distributorship Agreement (the “Amended and Restated Agreement”), effective as of June 27, 2005. The Amended and Restated Agreement amends and restates the existing distributorship agreement between the parties, dated April 5, 2002, as amended on March 14, 2003, May 14, 2004, July 12, 2004 and September 10, 2004, under which Sumitomo became the Company’s strategic partner and the exclusive distributor of its light emitting diodes (“LED”) and wafer products in Japan and a non-exclusive distributor of such products in certain other Asian countries through the Company’s fiscal year ending June 2007. The Amended and Restated Agreement restates the prior distributorship agreement and amends it to include Sumitomo’s commitment to purchase $200 million of the Company’s LED products during the Company’s fiscal year ending June 2006, subject to end-customer demand and other terms and conditions. In addition, the Amended and Restated Agreement has been amended to include additional LED products.

The foregoing discussion is only a summary of the amended terms and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Distributorship Agreement, dated May 25, 2005, between the Company, Sumitomo Corporation and Sumitomo Corporation of America (asterisks located within the exhibit denote information which has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
Chairman, Chief Executive Officer and President

Date: June 1, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Distributorship Agreement, dated May 25, 2005, between the Company, Sumitomo Corporation and Sumitomo Corporation of America (asterisks located within the exhibit denote information which has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)

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